UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2005

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Senior Executive Management Incentive Compensation Plan

At the Annual Meeting of Shareholders held on July 29, 2005, the shareholders of STERIS Corporation (“STERIS” or the “Company”) approved the STERIS Corporation Senior Executive Management Incentive Compensation Plan (the “SEMICP”). The SEMICP is an annual incentive compensation program. The purpose of the SEMICP is to attract and retain key executives for the Company and its subsidiaries and to provide such persons with incentive for superior performance. Incentive compensation payments made under the SEMICP are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and thus to be fully deductible by the Company.

At present, the Company’s President and Chief Executive officer is the only SEMICP participant. Within the first 90 days of fiscal 2006, the Company’s Compensation and Corporate Governance Committee (the “Committee”) established the participant’s performance objectives and the formula for determining the amount of incentive compensation payable upon the full achievement of those objectives. For fiscal 2006, the performance objectives for the participant are based on a combination of Company revenue, free cash flow and earnings before interest and taxes (EBIT). The SEMICP is attached hereto as Exhibit 10.1 and this description is qualified in its entirety by the SEMICP.

Management Incentive Compensation Plan

On July 28, 2005, the Committee approved certain modifications to the existing Management Incentive Compensation Plan (the “MICP”) to incorporate fully the criteria and performance objectives approved by the Committee on May 14, 2005 for fiscal 2006. Financial performance objectives are based on a combination of the following: Company and / or segment revenue, Company free cash flow, Company earnings before interest and taxes (EBIT) and business segment contribution margin. Personal performance objectives vary from individual to individual, but generally include matters such as growth, productivity, quality, market-led programs, safety and legal and regulatory compliance.

The MICP modifications included an expansion of the types of financial performance objectives that could be utilized, a reduction in the size of the bonus otherwise payable to certain participants if performance is below target level and an increase in the size of the bonus otherwise payable to certain participants if performance exceeds target level. The Company’s key employees (other than the President and Chief Executive Officer), including executive officers, participate in the MICP. The MICP is attached hereto as Exhibit 10.2 and this description is qualified in its entirety by the MICP.

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ITEM 8.01. Other Events.

Quarterly Dividend Authorized

On July 29, 2005, the Board also authorized the payment of a quarterly dividend in the amount of $0.04 per share. The dividend is payable September 9, 2005 to shareholders of record at the closing of the stock transfer books on August 12, 2005. A copy of the press release announcing this action is attached hereto as Exhibit 99.1

Election of Officers

On July 29, 2005, the Board elected the following officers of STERIS Corporation:

Les C. Vinney	President and Chief Executive Officer

Laurie Brlas	Senior Vice President and Chief Financial Officer

Peter A. Burke	Senior Vice President and Chief Technology Officer

Patricia K. Fish	Senior Vice President, Human Resources

Charles L. Immel	Senior Vice President and Group President, Healthcare

Gerard J. Reis	Senior Vice President and Group President, Life Sciences

Robert E. Moss	Senior Vice President and Group President, STERIS Isomedix Services

Mark D. McGinley	Senior Vice President, General Counsel, and Secretary

Patrick J. McCullagh	Vice President, Global Quality Systems Engineering and Regulatory Affairs

William L. Aamoth	Vice President and Corporate Treasurer

Michael J. Tokich	Vice President and Corporate Controller

J. Adam Zangerle	Assistant Secretary

Dennis P. Patton	Assistant Secretary

Roy L. Turnell	Assistant Secretary

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Senior Executive Management Incentive Compensation Plan.

10.2	Management Incentive Compensation Plan (as amended).

99.1	Press Release issued by STERIS Corporation on July 29, 2005 regarding its Board of Directors Authorization of a Quarterly Dividend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Laurie Brlas
Laurie Brlas
Senior Vice President and Chief Financial Officer

Date: August 3, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Senior Executive Management Incentive Compensation Plan.

10.2	Management Incentive Compensation Plan (as amended).

99.1	Press Release issued by STERIS Corporation on July 29, 2005 regarding its Board of Directors Authorization of a Quarterly Dividend.

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